Exhibit 10.13

THIS LEASE AGREEMENT (hereinafter referred to as the "Agreement") made and entered into this 25th day of July 2002, by and between Peter Katevatis of 1235 Folkstone Way, Cherry Hill NJ_(Lessor)_and MediscienceTechnoIogyCorp. (Lessee), a New Jersey Publicly trading Corporation (MDSC-BB)

WITNESSETH:

      WHEREAS, Lessor is the fee owner of certain real property being, lying and
situate    in    Camden     County,     such    real    property     having    a
streetaddressoi235FolkstoneWay Cherry Hill New Jersey.

      WHEREAS, Lessor is desirous of leasing the Premises to Lessee upon the terms and conditions as contained herein; and

      WHEREAS, Lessee is desirous of leasing the Premises from Lessor on the terms and conditions as contained herein; and

      WHEREAS, the parties acknowledge this document as an confirmation of the past and present existing lease understanding that is and has been in place between the parties for the last 10 years, properly audited and reported as such in each of lessees, (Mediscience Technology Corp.) SEC corporate 10-K filings-- incorporated herein by reference (see EDGAR SEC filings)

      NOW, THEREFORE, for and in consideration of the covenants and obligations contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be bound under New Jersey Law hereby agree as follows:

      1. TERM. Lessor leases to Lessee and Lessee leases from Lessor the above described Premises together with any and all appurtenances thereto, for a term: MONTH TO MONTH.

      2. RENT. The total rent for the term hereof is the total unqualified assumption by Lessee Mediscience Technology Corp. of all Taxes, Maintenance, Insurance, Utilities and required repairs of whatsoever nature to the property 1235 Foikstone Way Cherry Hill NJ.

      4. USE OF PREMISES. The Premises has been, is and shall continue to be used and occupied by Lessee as its corporate offices, reported as such in all Mediscience Corporate SEC filings, including New Jersey NOL program documentation, (funding source)

      5. CONDITION OF PREMISES. Lessee stipulates, represents and warrants that Lessee has examined the Premises, and that they are at the time of this Lease in good order, repair, and in a safe, clean and tenantable condition.


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      6     UTILITIES.  Lessee shall be responsible for arranging for and paying for all utility sen/ices required on the Premises.

      7 MAINTENANCE AND REPAIR; RULES. Lessee will, at its sole expense, keep and maintain the Premises and appurtenances in good and sanitary condition and repair during the term of this Agreement and any renewal thereof. Without limiting the generality of the foregoing, Lessee shall:

            (b) Keep all windows, glass, window coverings, doors, locks and hardware in good, clean order and repair;

            (g)   Keep and maintain all air conditioning operational

            (h) Keep all lavatories, sinks, toilets, and all other water, sewage and plumbing apparatus in good order and repair. Any damage to any such apparatus and the cost of repairing and maintaining plumbing capability shall be borne by Lessee;

      8. DAMAGE TO PREMISES, in the event the Premises are destroyed or rendered wholly un-tenantable by fire, storm, earthquake, or other casualty not caused by the negligence of Lessee, this Agreement shall terminate from such time except for the purpose of enforcing rights that may have then accrued hereunder. The rental obligations provided for herein shall then be accounted for by and between Lessor and Lessee up to the time of such injury or destruction of the Premises

      9. SURRENDER OF PREMISES. Upon the expiration of the term hereof, Lessee shall surrender the Premises in as good a state and condition as they were at the commencement of this Agreement, reasonable use and wear and tear thereof and damages by the elements excepted

      10. DEFAULT. If Lessee fails to comply with any of the material provisions of this Agreement and the default continues for seven (7) days thereafter, Lessor may, at Lessor's option, exercise any and all rights and remedies available to Lessor at law or in equity or may immediately terminate this Agreement,

      11. GOVERNING LAW. This Agreement shall be governed, construed and interpreted by, through and under the Laws of the State of New Jersey.

      12. SEVERABILITY. If any provision of this Agreement or the application thereof shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Agreement nor the application of the provision to other persons, entities or circumstances shall be affected thereby, but instead shal! be enforced to the maximum extent permitted by law.

      13 BINDING EFFECT. The covenants, obligations and conditions herein contained shall be binding on and inure to the benefit of the heirs, legal representatives, and assigns of the parties hereto. 25.

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      13    CONSTRUCTION.   The  pronouns  used  herein  shall  include,   where
            appropriate, either gender or both, singular and plural.

      14 NON-WAIVER. No indulgence, waiver, election or non-election by Lessor under this Agreement shall affect Lessee's duties and liabilities hereunder.

      15 MODIFICATION, The parties hereby agree that this document contains be modified, changed, altered or amended tn any way except through a written amendment signed by all of the parties hereto.


IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first above written. July 25, 2002

 PETER KATEVATIS ESQ.CHAIRMAN/CEO Lessor                   /s/ Peter Katevatis
                                                               ---------------
                                                               Peter Katevatis
JOHN M. KENNEDY VICE Pres. DIRECTOR for
Mediscience Technology Corp. Lessee                        /s/ John Kennedy
                                                               ------------
                                                               John Kennedy
JOHN MATHEU, DIRECTOR for Mediscience Technology Corp. Lessee

                                                           /s/ John Matheu
                                                               -----------
                                                               John Matheu

WILLIAM ARMSTRONG, DIRECTOR for Mediscience Technology Cop. Lessee

                                                           /s/ William Armstrong
                                                               -----------------
                                                               William Armstrong

                                                               for

                                                           /s/ Sidney Braginsky
                                                               ----------------
                                                               Sidney Braginsky
SIDNEY BRAGINSKY, PRlES/COO, DIRECTOR
Mediscience Technology Corp. Lessee